JOINT FILING INFORMATION

Reporting Person:	SOROS FUND MANAGEMENT LLC

Address:	888 SEVENTH AVENUE

33RD FLOOR

NEW YORK, NY 10106

Designated Filer:	SOROS FUND MANAGEMENT LLC

Issuer and Symbol:	LEGEND INTERNATIONAL HOLDINGS, INC. (LGDI)

Date of Event

Requiring Statement:	10/17/08

Signature:                      /s/ Jodye Anzalotta

                                               Jodye Anzalotta, as Assistant General Counsel

Reporting Person:	GEORGE SOROS

Address:	888 SEVENTH AVENUE

33RD FLOOR

NEW YORK, NY 10106

Designated Filer:	SOROS FUND MANAGEMENT LLC

Issuer and Symbol:	LEGEND INTERNATIONAL HOLDINGS, INC. (LGDI)

Date of Event

Requiring Statement:	10/17/08

Signature:	/s/ Jodye Anzalotta
Jodye Anzalotta, as Attorney-in-Fact

Reporting Person:	ROBERT SOROS

Address:	888 SEVENTH AVENUE

33RD FLOOR

NEW YORK, NY 10106

Designated Filer:	SOROS FUND MANAGEMENT LLC

Issuer and Symbol:	LEGEND INTERNATIONAL HOLDINGS, INC. (LGDI)

Date of Event

Requiring Statement:	10/17/08

Signature:	/s/ Jodye Anzalotta
Jodye Anzalotta, as Attorney-in-Fact

Reporting Person:	JONATHAN SOROS

Address:	888 SEVENTH AVENUE

33RD FLOOR

NEW YORK, NY 10106

Designated Filer:	SOROS FUND MANAGEMENT LLC

Issuer and Symbol:	LEGEND INTERNATIONAL HOLDINGS, INC. (LGDI)

Date of Event

Requiring Statement:	10/17/08

Signature:	/s/ Jodye Anzaloota
Jodye Anzalotta, as Attorney-in-Fact